Altus Power, Inc. Announces Second Quarter 2022 Financial Results

Second Quarter 2022 Financial Highlights

•Generated revenues of $24.8 million during second quarter 2022, an increase of 41% over second quarter 2021
•Second quarter 2022 GAAP net income of $21.6 million, as compared to second quarter 2021 net loss of $0.4 million driven by a $21.4 million non-cash gain from fair value remeasurement of both warrants and alignment shares
•Second quarter 2022 adjusted EBITDA* of $13.9 million, an increase of 37% over second quarter 2021
•Reaffirmed full year 2022 adjusted EBITDA* guidance of $57-63 million

Second Quarter Business Highlights

•Completed conversion of initial CBRE client engagement into long-term agreements for power
•Generated 137 megawatt hours of clean, locally sited electricity
•Avoided over 97,000 metric tons of CO2 equivalent when compared to utility power1
•Issued inaugural Sustainability Report covering full-year of 2021, with commitment to issuing future reports annually

STAMFORD, CT, August 15, 2022 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), a premier commercial-scale clean electrification company, today announced its financial results for the second quarter of 2022.
“During second quarter we entered into a large number of commitments to supply clean energy with new customers stemming from our early collaboration with CBRE and continued collaboration with Blackstone and our channel partners," said Lars Norell, Co-CEO of Altus Power. "Converting on these opportunities is a crucial step in building our portfolio of long-term contracted assets we're focused on at Altus Power."
"Altus Power's execution on this growing scale of customer engagement brings into focus our vision for a national construction platform," added Gregg Felton, Co-CEO of Altus Power. "During the first six months of 2022 we've added significant talent to our team to help convert our pipeline into Altus Power operating projects.”
Second Quarter Financial Results
Operating revenues during the second quarter of 2022 totaled $24.8 million, compared to $17.6 million during the same period of 2021, an increase of 41%. The increase reflects the growth of megawatts installed over the past twelve months. Second quarter 2022 GAAP net income totaled $21.6 million, compared to net loss of $0.4 million for the same period last year. The increase in net income in the quarter was driven by the $21.4 million non-cash gain from remeasurement of both warrants and alignment shares. This benefit from remeasurement is non-cash and is driven by a lower Altus Power common share price between March 31, 2022, and June 30, 2022. Both the warrants and alignment shares are revalued quarterly according to our share price at the end of each quarter.
Adjusted EBITDA* during the second quarter of 2022 was $13.9 million, compared to $10.2 million for the second quarter of 2021, a 37% increase. The quarter over quarter growth in adjusted EBITDA* is primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses. Adjusted EBITDA margin* during the second quarter of 2022 was 56%.
Balance Sheet and Liquidity
Altus Power ended the second quarter of 2022 with $295.1 million in unrestricted cash and cash equivalents, and $538.3 million of total debt. The Company expects to fund its operations using available cash, additional borrowings under debt facilities and third-party tax equity financing.
2022 Guidance
Altus Power reaffirms its full year 2022 adjusted EBITDA* guidance range of $57-63 million, as well as guidance for 2022 adjusted EBITDA margin* in the mid-50% range. Management focuses on adjusted EBITDA and adjusted EBITDA margin as key measures of profitable growth and approximation of cash flow generation.
1 Conversion from megawatt hours according to EPA AVERT Calculator

Conference Call Information
The Altus Power management team will host a conference call to discuss its first quarter 2022 financial results on Monday, August 15, 2022, at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power’s website at www.altuspower.com. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power’s website as well.
About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is a premier commercial-scale clean electrification company, serving commercial, industrial, public sector and community solar customers with an end-to-end solution. Altus Power originates, develops, owns and operates locally sited solar generation, energy storage, and EV charging infrastructure across 18 states from Vermont to Hawaii. Visit altuspower.com to learn more.
Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” “vision,” or variations of such words or similar
1 Conversion from megawatt hours according to EPA AVERT Calculator terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to maintain its listing on the New York Stock Exchange; (2) the ability to recognize the anticipated benefits of the recently completed business combination and related transactions, which may be affected by, among other things, competition, the ability of Altus Power to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees; (3) changes in applicable laws or regulations; (4) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (5) the impact of COVID-19, inflationary pressures, and supply chain issues on Altus Power’s business.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 24th, 2022, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Altus Power Contacts
For Media:
Cory Ziskind
ICR, Inc.
AltusPowerPR@icrinc.com

For Investors:
Chris Shelton, Head of IR
Caldwell Bailey, ICR, Inc.
InvestorRelations@altuspower.com

1 Conversion from megawatt hours according to EPA AVERT Calculator

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues, net	$24,762	$17,613	$43,961	$30,084
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,290	3,236	8,354	6,156
General and administrative	6,558	4,220	12,942	7,443
Depreciation, amortization and accretion expense	6,863	4,470	13,685	8,858
Acquisition and entity formation costs	52	85	346	232
Gain on fair value remeasurement of contingent consideration, net	(1,140)	(775)	(971)	(2,050)
Stock-based compensation	2,657	37	3,962	77
Total operating expenses	$19,280	$11,273	$38,318	$20,716
Operating income	5,482	6,340	5,643	9,368
Other (income) expense
Change in fair value of redeemable warrant liability	(4,659)	—	(23,117)	—
Change in fair value of alignment shares liability	(16,705)	—	(63,051)	—
Other income, net	(608)	(138)	(593)	(249)
Interest expense, net	5,173	4,826	10,111	8,739
Total other (income) expense	$(16,799)	$4,688	$(76,650)	$8,490
Income before income tax expense	$22,281	$1,652	$82,293	$878
Income tax expense	(707)	(2,092)	(584)	(1,055)
Net income (loss)	$21,574	$(440)	$81,709	$(177)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,541)	749	(2,825)	50
Net income (loss) attributable to Altus Power, Inc.	$24,115	$(1,189)	$84,534	$(227)
Net income (loss) per share attributable to common stockholders
Basic	$0.16	$(0.01)	$0.55	$—
Diluted	$0.16	$(0.01)	$0.55	$—
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	153,310,068	88,741,089	152,988,078	88,741,089
Diluted	153,954,843	88,741,089	153,771,992	88,741,089

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Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$295,079	$325,983
Current portion of restricted cash	2,459	2,544
Accounts receivable, net	13,158	9,218
Other current assets	5,748	6,659
Total current assets	316,444	344,404
Restricted cash, noncurrent portion	1,794	1,794
Property, plant and equipment, net	764,884	745,711
Intangible assets, net	19,383	16,702
Other assets	3,547	4,638
Total assets	$1,106,052	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$2,869	$3,591
Interest payable	4,383	4,494
Current portion of long-term debt	15,726	21,143
Other current liabilities	4,597	3,663
Total current liabilities	27,575	32,891
Redeemable warrant liability	19,476	49,933
Alignment shares liability	64,408	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	522,604	524,837
Intangible liabilities, net	12,844	13,758
Asset retirement obligations	7,689	7,628
Deferred tax liabilities, net	10,153	9,603
Other long-term liabilities	6,480	5,587
Total liabilities	$671,229	$771,711
Commitments and contingent liabilities
Redeemable noncontrolling interests	16,103	15,527
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of June 30, 2022, and December 31, 2021; 154,718,268 and 153,648,830 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	15	15
Preferred stock $0.0001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2022, and December 31, 2021	—	—
Additional paid-in capital	416,832	406,259
Accumulated deficit	(16,822)	(101,356)
Total stockholders' equity	$400,025	$304,918
Noncontrolling interests	18,695	21,093
Total equity	$418,720	$326,011
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,106,052	$1,113,249

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Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$81,709	$(177)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, amortization and accretion	13,685	8,858
Unrealized gain on interest rate swaps	(1,777)	(292)
Deferred tax (benefit) expense	550	1,069
Amortization of debt discount and financing costs	1,428	1,443
Change in fair value of redeemable warrant liability	(23,117)	—
Change in fair value of alignment shares liability	(63,051)	—
Remeasurement of contingent consideration	(971)	(2,050)
Stock-based compensation	3,962	77
Other	(189)	(194)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(3,940)	(3,836)
Other assets	2,712	(4)
Accounts payable	(722)	4,062
Interest payable	(78)	776
Other liabilities	1,668	(247)
Net cash provided by operating activities	11,869	9,485
Cash flows used for investing activities
Capital expenditures	(23,338)	(6,277)
Payments to acquire businesses, net of cash and restricted cash acquired	—	(2,126)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(11,572)	(4,968)
Net cash used for investing activities	(34,910)	(13,371)
Cash flows used for financing activities
Proceeds from issuance of long-term debt	—	26,391
Repayments of long-term debt	(8,120)	(16,680)
Payment of debt issuance costs	(42)	(596)
Payment of dividends and commitment fees on Series A preferred stock	—	(8,380)
Payment of deferred transaction costs	—	(2,140)
Payment of contingent consideration	(45)	(102)
Payment of equity issuance costs	(744)	—
Contributions from noncontrolling interests	2,151	439
Distributions to noncontrolling interests	(1,148)	(1,102)
Net cash used for financing activities	(7,948)	(2,170)
Net decrease in cash, cash equivalents, and restricted cash	(30,989)	(6,056)
Cash, cash equivalents, and restricted cash, beginning of period	330,321	38,206
Cash, cash equivalents, and restricted cash, end of period	$299,332	$32,150

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Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$21,574	$(440)	$81,709	$(177)
Income tax expense	707	2,092	584	1,055
Interest expense, net	5,173	4,826	10,111	8,739
Depreciation, amortization and accretion expense	6,863	4,470	13,685	8,858
Stock-based compensation	2,657	37	3,962	77
Acquisition and entity formation costs	52	85	346	232
Gain on fair value remeasurement of contingent consideration	(1,140)	(775)	(971)	(2,050)
Change in fair value of redeemable warrant liability	(4,659)	—	(23,117)	—
Change in fair value of alignment shares liability	(16,705)	—	(63,051)	—
Other income, net	(608)	(138)	(593)	(249)
Adjusted EBITDA	$13,914	$10,157	$22,665	$16,485

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$13,914	$10,157	$22,665	$16,485
Operating revenues, net	24,762	17,613	43,961	30,084
Adjusted EBITDA margin	56%	58%	52%	55%

1 Conversion from megawatt hours according to EPA AVERT Calculator